Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-233502), pertaining to the Mirum Pharmaceuticals, Inc. 2018 Equity Incentive Plan, 2019 Equity Incentive Plan, and 2019 Employee Stock Purchase Plan of Mirum Pharmaceuticals, Inc. of our report dated March 12, 2020, with respect to the consolidated financial statements of Mirum Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Irvine, California

March 12, 2020